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                                                                      EXHIBIT 99

                       THE REYNOLDS AND REYNOLDS COMPANY
                       SELECTED SFAS NO. 131 SEGMENT DATA
                      FISCAL YEAR ENDED SEPTEMBER 30, 1997


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                                                   Three Months Ended
                                  --------------------------------------------------------  Fiscal Year
                                      12/31/96     3/31/97       6/30/97       9/30/97         1997
                                  ----------------------------------------------------------------------
AUTOMOTIVE
Net Sales and Revenues               $165,917      $169,729      $168,852      $176,647      $681,145
Gross Profit                          $89,805       $91,172       $87,495       $94,745      $363,217
Gross Margin                             54.1%         53.7%         51.8%         53.6%         53.3%
Operating Income                      $36,861       $37,095       $30,321       $20,968      $125,245
Operating Margin                         22.2%         21.9%         18.0%         11.9%         18.4%

BUSINESS SYSTEMS
Net Sales and Revenues               $132,054      $166,630      $153,736      $181,752      $634,172
Gross Profit                          $51,567       $61,002       $56,007       $64,648      $233,224
Gross Margin                             39.0%         36.6%         36.4%         35.6%         36.8%
Operating Income                      $12,030       $13,707        $8,041        $6,243       $40,021
Operating Margin                          9.1%          8.2%          5.2%          3.4%          6.3%

HEALTHCARE SYSTEMS
Net Sales and Revenues                 $9,290       $10,412        $7,784       $12,860       $40,346
Gross Profit                           $2,959        $4,250        $1,048        $4,237       $12,494
Gross Margin                             31.9%         40.8%         13.5%         32.9%         31.0%
Operating Loss                        ($3,625)      ($3,221)     ($17,304)      ($7,905)     ($32,055)
Operating Margin                       -39.0%        -30.9%       -222.3%        -61.5%        -79.5%

FINANCIAL SERVICES
Net Sales and Revenues                 $7,124        $7,525        $7,787        $7,947       $30,383
Operating Income                       $3,739        $3,913        $4,015        $3,434       $15,101
Operating Margin                         52.5%         52.0%         51.6%         43.2%         49.7%

ELIMINATION OF INTERSEGMENT SALES        ($78)         ($94)         ($99)         ($90)        ($361)

UNALLOCATED CORPORATE EXPENSES        ($3,252)      ($4,846)      ($4,331)      ($9,837)     ($22,266)
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